UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2007

TERRA ENERGY & RESOURCE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	333-90272	56-1940918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

99 Park Avenue, 16th Floor, New York, New York 10016

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 286-9197

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.313e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On December 27, 2007, the Company entered into a Securities Purchase Agreement, dated as of December 27, 2007, with Esterna Ltd., a Cypriot limited company, for the sale of securities consisting of (i) 5,000,000 shares of the Company’s unregistered Series A preferred stock, par value $0.0001 per share (the “Series A Preferred Stock”), and warrants exercisable over a two-year period to purchase 20,000,000 shares of Series A Preferred Stock, for the aggregate purchase price of $1 million. The Warrants have an exercise price of $.25 per share for a period of one year, and thereafter until expiration the exercise price shall be $.30 per share. The first closing for the purchase of 2,500,000 preferred shares and 10,000,000 warrants for $500,000 occurred on December 27, 2007. The Company applied the proceeds to its working capital. The second closing for the purchase of an additional 2,500,000 preferred shares and 10,000,000 warrants for an additional payment of $500,000 is to occur no later than March 1, 2008.

In connection with the transaction, the Company has designated 25 million shares as Series A Preferred Stock. Each share of Series A Preferred Stock is convertible into one share of common stock. Upon conversion, exchange or other transaction with the Company of more than 50% of the originally issued Series A Preferred Stock, such that less than 50% of the originally issued Series A Preferred Stock becomes outstanding at any time, the remaining outstanding Series A Preferred Stock shall automatically convert into shares of common stock.

The holders of shares of Series A Preferred Stock are entitled to notice of all stockholder meetings in accordance with the Company’s bylaws, and except as otherwise required by applicable law, the holders of the Series A Preferred Stock shall be entitled to vote on all matters submitted to or required to be submitted to the stockholders for a vote, together with the holders of the common stock voting together as a single class with each share of common stock entitled to one vote per share and each share of Series A Preferred Stock entitled to three votes for each share of common stock issuable upon conversion of the Series A Preferred Stock as of the record date of such vote.

For so long as at least 50% of the Series A Preferred Stock originally issued pursuant to the Securities Purchase Agreement remain outstanding, the holders of the outstanding Series A Preferred Stock shall have the exclusive right to elect a majority of the Company’s board of directors. Such directors may only be removed and may be removed from time to time by the holders of the Series A Preferred Stock. Except as required by law, the holders of the Series A Preferred Stock will be entitled to vote on an as-converted basis on all matters in which the holders of Common Stock are entitled to vote, including the election of directors.

In addition to such voting rights, for so long as at least 50% of the aggregate number of originally-issued shares of Series A Preferred Stock remain outstanding, consent of the holders of at least 66 2/3 % of then outstanding shares of the Series A Preferred Stock voting together as a class shall be required for: (i) any action that creates any new class or series of equity securities or any other security convertible into equity securities ranking on par with the Series A Preferred Stock with respect to redemption, voting, dividends, or upon liquidation, (ii) the amendment, alteration or repeal of any provision of the Articles of Incorporation or the Bylaws of the Company so as adversely to affect the relative rights, preferences, qualifications, limitations or restrictions of the Series A Preferred Stock, (iii) the declaration or payment of any dividend or distribution on any securities of the Company other than the Series A Preferred Stock pursuant to and in accordance with the provisions of this Certificate of Designation for the Series A Preferred Stock, or the authorization of the repurchase of any securities of the Company, (iv) the approval of any event constituting a liquidation preference, (v) the carrying on by the Company of any business other than the business of the Company similar to the business conducted by the Company or any affiliate to date, (vi) the creation (through reclassification, issuance or otherwise) any shares of preferred stock (regardless of rights, privileges, powers or preferences; (vii) the issuance of any additional shares of preferred stock other than the shares of Series A Preferred Stock sold pursuant to the Securities Purchase Agreement; (viii) the merger or consolidation into or with any other entity (other than a merger or consolidation where the Company is the survivor or continuing corporation of such merger or consolidation and the Company’s stockholders as constituted immediately prior to such merger or consolidation will, immediately after such merger or consolidation hold a majority of the voting power of the Company), sell all or substantially all of the Company’s assets or effect a liquidation of the assets of the Company;

(ix) the entering into, directly or indirectly, or permitting of any Subsidiary to enter into, directly or indirectly, any debt or lease transaction where the aggregate value of any such transaction exceeds $1 million; (x) changing the size of, or election procedure of, the Company’s Board of Directors; (xi) increasing the number of shares reserved under any plan adopted by the Company for issuance of equity to employees, non-employee directors and consultants; (xii) entering into or permitting any sale, transfer, assignment, conveyance, lease or other disposition or any series of related dispositions of any assets, business or operations of the Company or any of its Subsidiaries, where the value of the assets, business or operations so disposed during the immediately preceding 12 months exceeds the lesser of (A) $1 million or (B) 10% of the Company's total consolidated assets; provided, however, that such restriction shall not apply to inventory sales and other sales in the ordinary course of business; (xiii) entering into or permitting any subsidiary to enter into, any transaction, including, without limitation, any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any affiliates, directors, officers, employees or stockholders of the Company or any subsidiary where the aggregate value of any such transaction exceeds $25,000; (xiv) entering into or permitting any sale, transfer, encumbrance, other disposition or any series of related dispositions of any key technology or intangible, license or otherwise transfer the rights to technology or intangibles necessary or material to its operations; (xv) hiring, terminating or replacing the Company’s Chief Executive Officer, Chief Technology Officer, Chief Financial Officer or President or any person performing functions equivalent to those of such offices; or (xvi) engaging in any transaction that is material or could reasonably be expected to be a material matter to the assets or operations of the Company.

Holders of Series A Preferred Stock are entitled to notices of the following corporate actions: (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; (ii) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any consolidation or merger involving the Company and any other person or any transfer of all or substantially all the assets of the Company to any other person; (iii) any voluntary or involuntary dissolution, liquidation or winding-up of the Company; and (iv) any plan or proposal by the Company to register shares of the Common Stock with the Securities and Exchange Commission.

In connection with the transaction and the terms of the designation of Series A Preferred Stock, the Company has amended its bylaws to set forth the voting, consent, and notice rights of holders of Series A Preferred Stock described above.

Agreement of waiver of fees with the Institute

The Company has entered into an agreement of waiver, effective December 27, 2007, with The Institute of Geoinformational Analysis of the Earth, a Liechtenstein establishment controlled by the majority shareholder of the Company (the “Institute”), that modifies the terms of the Second Amended and Restated Technology License Agreement dated as of July 17, 2007 and the Second Amended and Restated Services Agreement dated as of July 17, 2007 between the parties. Pursuant to the agreement of waiver, the Institute has agreed to: (i) waive the deferred annual license fee attributable to the period January 1, 2007 through December 31, 2007; (ii) waive the annual license fee attributable to the period from January 1, 2008 through December 31, 2008; (iii) waive the deferred minimum annual services fee attributable to the period January 1, 2007 through December 31, 2007; and (iv) waive the minimum annual services fee attributable to the period from January 1, 2008 through December 31, 2008.

Agreements of waiver of employee compensation

Effective December 27, 2007, Ivan Railyan has agreed to waive all accrued salary through December 27, 2007, and all future salary through March 31, 2008, whether or not due in connection with that certain Employment Agreement dated as of January 7, 2005, as may have been amended and supplemented to date.

Effective December 27, 2007, Dmitry Vilbaum has agreed to waive all accrued salary through December 27, 2007, 2008, whether or not due in connection with that certain Employment Agreement dated as of June 13, 2005, as may have been amended and supplemented to date.

Item 1.02 Termination of a Material Definitive Agreement

Effective December 27, 2007, the Employment Agreement dated as of June 13, 2005, as may have been amended and supplemented to date, between the Company and Dmitry Vilbaum has been terminated.

Effective December 27, 2007, the Employment Agreement dated as of January 7, 2005, as may have been amended and supplemented to date, between the Company and Dan Brecher has been terminated.

Item 3.02 Unregistered Sales of Equity Securities

Reference is made to Item 1.01 of this Report. The issuance and sale of securities pursuant to the Securities Purchase Agreement dated as of December 27, 2007 was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering. No advertising or general solicitation was employed in offering the securities. The purchaser is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and either received adequate information about the Company or had access to such information.

Item 5.01 Changes in Control of Registrant

Reference is made to Item 1.01 and Item 5.02 of this Report. In connection with the Securities Purchase Agreement dated as of December 27, 2007, the Company has designated 25 million shares as Series A Preferred Stock. Each share of Series A Preferred Stock is entitled to three votes for each share of common stock issuable upon conversion of the Series A Preferred Stock. Additionally, for so long as at least 50% of the Series A Preferred Stock originally issued pursuant to the Securities Purchase Agreement remain outstanding, the holders of the outstanding Series A Preferred Stock shall have the exclusive right to elect a majority of the Company’s board of directors.

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Reference is made to Item 1.01 of this Report. In connection with the Securities Purchase Agreement dated as of December 27, 2007, the purchaser has nominated Mikhail Gamzin and Evgeny Roytman to the Company’s board of directors.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Reference is made to Item 1.01 of this Report. In connection with the Securities Purchase Agreement dated as of December 27, 2007, the Company has filed with the Delaware Secretary of State a Certificate of Designation of Series A Preferred Stock that designated 25 million shares as Series A Preferred Stock, the terms of which are summarized in Item 1.01.

Reference is made to Item 1.01 of this Report. In connection with the Securities Purchase Agreement dated as of December 27, 2007, and the terms of the designation of Series A Preferred Stock, the Company has amended its bylaws to set forth the voting, consent, and notice rights of holders of Series A Preferred Stock described in Item 1.01.

Section 8.01 Other Events

Effective December 27, 2007, Ivan Railyan has agreed to defer the repayment of monies advanced by him to the Company, totaling approximately $105,000 through December 12, 2007, until the earlier of June 1, 2008 or such time that monies become available, out of future monies either raised by the Company and its affiliated entities or monies received as revenue at the rate of 8% of such monies raised or received until fully repaid.

Effective December 27, 2007, Dan Brecher has agreed to defer the repayment of monies advanced by him to the Company, totaling approximately $295,000 through September 30, 2007, until the earlier of June 1, 2008 or such time that monies become available, out of future monies either raised by the Company and its affiliated entities or monies received as revenue at the rate of 8% of such monies raised or received until fully repaid.

Effective December 27, 2007, Law Offices of Dan Brecher has agreed to waive certain unpaid legal fees, which totals approximately $478,000.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

3(i)*	Certificate of Designation
3(ii)*	Bylaws, as amended December 27, 2007
10.1*	Form of Securities Purchase Agreement, dated as of December 27, 2007
10.2*	Agreement of waiver of fees with the Institute
10.3*	Agreement of waiver of compensation with Railyan
10.4*	Agreement of waiver of compensation with Vilbaum
10.5*	Agreement of termination of employment agreement with Vilbaum
10.6*	Agreement of termination of employment agreement with Brecher
10.7*	Agreement of deferral of loans with Railyan
10.8*	Agreement of deferral of loans with Brecher
10.9*	Agreement of waiver of fees
_____
* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2008	TERRA ENERGY & RESOURCE TECHNOLOGIES, INC. By: /s/ Dmitry Vilbaum Dmitry Vilbaum President